As filed with the Securities and Exchange Commission on January 12, 2016

Registration No. 333 –208075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRGX GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	58-2213805
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

600 Galleria Parkway, Suite 100

Atlanta, Georgia 30339

(770) 779-3900

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Victor A. Allums

PRGX Global, Inc.

600 Galleria Parkway

Suite 100

Atlanta, Georgia 30339

(770) 779-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

David W. Ghegan

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit (1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration Fee (3)
Senior Debt Securities	—	—	—	—
Subordinated Debt Securities	—	—	—	—
Common Stock, no par value per share	—	—	—	—
Preferred Stock, no par value per share	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Stock Purchase Contracts and Stock Purchase Units	—	—	—	—
Units	—	—	—	—
TOTAL	$100,000,000	—	$20,367,390	$2,051

(1)	Subject to the maximum aggregate initial offering price limitation of $100,000,000 described in note (2) below, an indeterminate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Securities registered by this Registration Statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Subject to the maximum aggregate initial offering price limitation of $100,000,000 described in note (2) below, there are also being registered an indeterminate number of shares or units of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities, or as shall be issuable pursuant to anti-dilution provisions of securities, as may be offered pursuant to this Registration Statement. Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that PRGX Global, Inc. elects to offer fractional interests in its preferred stock registered hereby.
(2)	The aggregate initial offering price of the securities being registered will not exceed $100,000,000 exclusive of accrued interest and dividends, if any. Such amount represents the principal amount of any debt securities issued at their principal amount, or, if any debt securities are issued at original issue discount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, and the issue price of any common stock, preferred stock, warrants, rights, purchase contracts or units.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PRGX Global, Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-208075), originally filed on November 17, 2015 (as amended, the “Registration Statement”), as an exhibit-only filing to file the consent of BDO USA, LLP (the “Consent”) filed herewith as Exhibit 23.1 in order to update the Consent originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of the Registrant, as amended and corrected through August 11, 2006 (restated solely for the purpose of filing with the Commission) (1)

3.2	Amended and Restated Bylaws of the Registrant (2)

4.1	Specimen Common Stock Certificate (3)

4.2****	Form of Indenture with respect to Senior Debt Securities

4.3****	Form of Senior Debt Security

4.4****	Form of Indenture with respect to Subordinated Debt Securities

4.5****	Form of Subordinated Debt Security

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Rights Certificate

4.9*	Form of Rights Agent Agreement

4.10*	Certificate of Designation for Preferred Stock

4.11*	Form of Preferred Stock Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Stock Purchase Contract

4.15*	Form of Stock Purchase Unit

5.1****	Opinion of Troutman Sanders LLP

12.1****	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1**	Consent of BDO USA, LLP

23.2****	Consent of Troutman Sanders LLP

24.1****	Powers of Attorney

II-1

25.1***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities

25.2***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.
**	Filed herewith.
***	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.
****	Previously filed.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on August 17, 2006.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on December 11, 2007.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2001.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on January 12, 2016.

PRGX GLOBAL, INC.

By:	/s/ Ronald E. Stewart
Ronald E. Stewart
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald E. Stewart	President, Chief Executive Officer and Director	January 12, 2016
Ronald E. Stewart	(Principal Executive Officer)

/s/ Peter Limeri	Chief Financial Officer and Treasurer	January 12, 2016
Peter Limeri	(Principal Financial Officer)

/s/ Bradley T. White	Controller	January 12, 2016
Bradley T. White	(Principal Accounting Officer)

*	Director	January 12, 2016
David A. Cole

*	Director	January 12, 2016
Patrick G. Dills

*	Director	January 12, 2016
William F. Kimble

*	Director	January 12, 2016
Mylle H. Mangum

*	Director	January 12, 2016
Gregory J. Owens

*	Director	January 12, 2016
Joseph E. Whitters

*By:	/s/ Victor A. Allums
Victor A. Allums Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of the Registrant, as amended and corrected through August 11, 2006 (restated solely for the purpose of filing with the Commission) (1)

3.2	Amended and Restated Bylaws of the Registrant (2)

4.1	Specimen Common Stock Certificate (3)

4.2****	Form of Indenture with respect to Senior Debt Securities

4.3****	Form of Senior Debt Security

4.4****	Form of Indenture with respect to Subordinated Debt Securities

4.5****	Form of Subordinated Debt Security

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Rights Certificate

4.9*	Form of Rights Agent Agreement

4.10*	Certificate of Designation for Preferred Stock

4.11*	Form of Preferred Stock Certificate

4.12*	Form of Depositary Agreement

4.13*	Form of Depositary Receipt

4.14*	Form of Stock Purchase Contract

4.15*	Form of Stock Purchase Unit

5.1****	Opinion of Troutman Sanders LLP

12.1****	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1**	Consent of BDO USA, LLP

23.2****	Consent of Troutman Sanders LLP

24.1****	Powers of Attorney

25.1***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities

25.2***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.
**	Filed herewith.
***	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.
****	Previously filed.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on August 17, 2006.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on December 11, 2007.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2001.